                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                     UNITHOLDERS OPTION PLAN AND AGREEMENT

  This First Amendment to the Unitholders Option Plan and Agreement (this "Amendment"), dated as of October 21, 1998, amends the Unitholders Option Plan and Agreement, dated as of January 24, 1997 (the "Plan Agreement"), among Loomis, Fargo & Co., a Delaware corporation (the "Company"), LFC Holding Corporation, a Delaware corporation, formerly known as Loomis Holding Corporation, and the signatories as Unitholders thereto (the "Unitholders").

  WHEREAS, the Company has previously established the Unitholders Option Plan (the "Plan") pursuant to the Plan Agreement, whereby the Unitholders were granted options (the "Options") to purchase shares of the common stock, $0.01 par value ("Common Stock"), of the Company; and

  WHEREAS, the Company, together with the Loomis Stockholders Trust, a Delaware business trust (the "Stockholders Trust"), in accordance with Section 18 of the Plan Agreement, desire to amend the Plan to provide certain additional benefits to the Unitholders thereunder in furtherance of the Plan's objectives.

  NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Section 4(d). Section 4(d) of the Plan Agreement is hereby amended and restated to read in its entirety as follows:

     "the consummation of an underwritten public offering or series of offerings of Common Stock by the Company or a Successor Entity pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") producing aggregate gross proceeds to the Company or any Successor Entity and any selling stockholders of at least $50 million."

2. Amendment of Section 3. The last paragraph of Section 3 of the Plan Agreement is hereby amended and restated to read in its entirety as follows:

     "Notwithstanding anything in this Section 3 to the contrary, (1) the Exercise Price per Option Share shall never be less than $0.01 per Option Share, and (2) in the event a Triggering Event occurs due to an underwritten public offering or series of offerings of Common Stock of the Company or any Successor Entity pursuant to Section 4(d), the Exercise Price of each Option granted hereunder shall be fixed at $0.01 per Option Share."

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, all of which shall constitute one and the same instrument.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

5. Headings. The headings contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

6. Inconsistencies. In the case of any inconsistencies between this Amendment and the Plan Agreement, the terms of this Amendment shall govern.

7. Effect of Amendment. Except as amended hereby, the terms and provisions of the Plan Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed by the parties hereto.


IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned, effective as of the day and year first written above.


                              LOOMIS, FARGO & CO.



                              By:  /s/  James B. Mattly, President
                                  ---------------------------------
                                     James B. Mattly, President


                              LOOMIS STOCKHOLDERS TRUST



                              By: /s/  Frederick B. Hegi, Jr.
                                  ---------------------------
                                    Frederick B. Hegi, Jr.,
                                    as Trust Manager

                                       2